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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 30th day of September, 2003, by and between PENDLETON COUNTY BANK, a West Virginia corporation (the "Bank"), WILLIAM
A. LOVING ("Employee"), and joined in by Allegheny Bancshares, Inc. ("Allegheny"), parent of "Bank"..

                                    RECITALS

     The Bank desires to employ Employee, and Employee desires to provide services to the Bank, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1)   Employment

     a) The Bank hereby employs Employee and Employee hereby accepts such employment. During the term of Employee's employment under this Agreement (the "Employment Term"), Employee shall serve as the Chief Executive Officer of the Bank, and shall perform such duties as are reasonably requested from time to time by the Board of Directors of the Bank.

     b) Employee represents to the Bank that he is not subject, or a party, to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Bank.

2) Performance. Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that Employee may engage in any of the following activities so long as they do not interfere with the performance of his duties hereunder: (i) serve on such civic, charitable or trade association boards or committees; and (ii) manage his personal investments.

3) Term. The Employment Term shall begin on the date hereof and shall continue until September 30, 2006 ("Anniversary Date") and shall automatically renew for additional three (3) year periods, unless terminated prior thereto in accordance with Sections 5 or 6 of this agreement or either party gives notice, at least 90 days prior to the Anniversary Date, of their intent not to renew this agreement.


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4)   Compensation for Employment

     a) The basic annual rate of compensation of Employee for his employment services during the Employment term shall be One Hundred Twenty-Five Thousand and no/100 Dollars ($125,000.00) (such amount, as adjusted in accordance with this Section 4(a), is referred to herein as the "Salary"), which the Bank shall pay to Employee in equal installments in accordance with the normal payroll policies of the Bank. The Salary may be adjusted upward on an annual basis as the Board of Directors may approve, in its sole discretion, but the Salary shall not be decreased.

     b) During the Employment Term, the Bank shall reimburse Employee for reasonable expenses incurred in connection with the performance of his services hereunder and the Bank shall provide Employee with fringe benefits that are substantially equivalent, but not limited to the fringe benefits specified in "Exhibit A" hereto (the "Fringe Benefits").

5)   Termination Without Compensation

     a) Total Disability. If employee becomes totally disabled (as defined below), the Bank may terminate the Employment Term by notice to the Employee, and as of the termination date, defined as the date Employee is eligible for Long Term Disability coverages under bank's plan, the Bank shall have no further liability or obligation to Employee hereunder except as follow: Employee shall receive: (i) any unpaid Salary, Fringe Benefits and bonuses that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Bank, including any such plans included in the Fringe Benefits. For the purposes hereof, Employee shall be deemed to be "totally disabled" if Employee is considered totally disabled under any group disability plan maintained by the Bank and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Bank and Employee, the cost of such examination to be paid by the Bank, and the determination of such physician shall be conclusive.

     b) Death. If Employee dies, this Employment Agreement shall terminate on the date of death, and thereafter the Bank shall not have any further liability or obligation to Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him, except that Employee's estate shall receive any unpaid Salary, Fringe Benefits and bonuses that have accrued through the date of termination.

     c) Cause. The Bank may terminate the Employment Term for "cause" by giving Employee notice of the termination date (which may be immediate), and as of the termination date, the Bank shall not have any further liability or obligation to Employee, except that Employee shall receive any unpaid Salary and fringe Benefits that have accrued through the date of termination. For purposes of this


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          Agreement, "cause" shall mean: (i) the failure of Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement; (ii) the failure of Employee to comply fully with the lawful directives of the Board of Directors of the Bank (the "Board"); (iii) willful misconduct; (iv) material neglect of the business of the Bank; (v) conviction of a felony or other crime involving moral turpitude; (vi) misappropriation of funds; or (vii) habitual insobriety or drug addiction. In the case of a termination for "cause," the notice of termination shall specify the basis for the Bank's determination of "cause". Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. It is also expressly understood that the Executive's attention to matters not directly related to the business of the Bank shall not provide a basis for termination for Cause. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting of the Board called and held for such purposes (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the board the Executive was guilty of the conduct set forth above and specifying the particulars thereof in detail.

     d) Resignation. Employee shall have the right to terminate the Employment Term at any time by giving the Bank 90 days notice of the termination date. Under such circumstances, the Bank shall not have any further liability or obligation to Employee, except that Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination.

6) Termination With Compensation. The Bank shall have the right to terminate the Employment term without cause at any time by giving Employee 60 days notice of the termination date. Under such circumstances, the Bank shall continue to pay to Employee based upon the Salary at time of notice of termination earned in the prior year and provide to Employee the Fringe Benefits which it is permitted by law to provide through the earlier of:
     (i) the end of the Employment Term; or (ii) twelve (12) months after such date of termination. Such period is referred to herein as the "Pay-Out Period" and the Salary and the Fringe Benefits to be provided under this
     Section 6 are referred to herein as the "Termination Compensation". As of the termination date, the Bank shall not have any further liability or obligation to Employee other than to continue providing the Termination Compensation for the period specified in this Section 6. Employee shall not be entitled to any Termination Compensation unless Employee executes and delivers to the Bank after a notice of termination a release in a form satisfactory to the Bank in its reasonable discretion by which Employee releases the Bank from any obligations and liabilities of any type whatsoever, except for the Bank's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release.


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7)   Agreement Not to Compete.

     a) During the period (the "Restricted Period") beginning on the expiration of the term of this Agreement or the termination of Employee's employment hereunder and in doing on the second anniversary of the date of such termination of employment hereunder, employee shall not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, member, manager, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business ("Business") conducted by the Bank at any time during such period within the Counties of Pendleton, Grant, Hardy, and Pocahontas, West Virginia, and any other County the Bank may have an office of operation, regardless of state ("Restricted Area"). It is recognized by Employee and the Bank that the Business is and is expected to continue to be conducted throughout the Restricted Area and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 7(b) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Employee as a passive investment of not more than one percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

     b) During the Restricted Period, Employee shall not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Bank with respect to the activities prohibited by
          Section 7 (a); or (ii) solicit the employment of any person who is employed by the Bank during such period on a full or part-time basis.

     c) Employee acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Bank, and that any violation will result in irreparable injury to the Bank.

     d) The Bank shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

8)   Confidential Information.

     a) Employee has had and will have possession of or access to confidential information relating to the business of the Bank, including writings, processes, reports, manuals, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, arrangements with customers, computer programs, or other material embodying trade secrets,


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          customer or product information or technical or business information of the bank. All such information, other than any information that is in the public domain through no act or omission of Employee or which he is authorized to disclose, is referred to collectively as the "Bank Information". During and after the Employment Term, Employee shall not: (i) use or exploit in any manner the Bank information for himself or any person, partnership, association, corporation or other entity other than the Bank; (ii) remove any Bank information, or any reproduction thereof, from the possession or control of the bank; or
          (iii) treat Bank information otherwise than in a confidential manner.

     b) All Bank information developed, created or maintained by Employee, alone or with others while employed by the Bank, and all Bank information maintained by Employee thereafter, shall remain at all times the exclusive property of the Bank. Employee shall return to the Bank all Bank information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Bank.

9) Remedies. Employee expressly acknowledges that the remedy of law for any breach of Sections 7 and 8 will be inadequate and that upon any such breach or threatened breach, the Bank shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of Employee's obligations under these provisions without the necessity of proving actual damage to the Bank or the inadequacy of a legal remedy. The rights conferred upon the Bank by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Bank may have at law, in equity or otherwise.

10)  General.

     a) Governing Law. The terms of this Agreement shall be governed by the laws of the State of West Virginia (exclusive of its provisions regarding conflicts of laws).

     b) Bank. For purposes of Sections 7, 8, 9 and 10, the term "Bank" shall be deemed to include any incorporated or unincorporated entities that are controlled by, or under common control with, directly or indirectly, the Bank through ownership, agreement or otherwise.

     c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee.

     d) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or federal express or other national, recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received, or the


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          third day after the date when sent by registered or certified mail or the day after the date when sent by Federal express or other national, recognized overnight delivery service to, the address or fax number is changed by notice to the other party hereto, given in accordance with the foregoing notice procedures:

               If to the Bank:

               Pendleton County Bank
               PO Box 487
               Franklin, WV 26807
               Attn: Chairman of the Board

               With a copy to:

               Charles Dunbar
               Jackson Kelly Associates, LLC
               P.O. Box 553
               Charleston, WV 25322
               Fax: (304) 340-1080

               If to Employee:

               William A. Loving
               P.O. Box 238
               Franklin, WV 26807

               With a copy to:
               _____________________________
               _____________________________
               _____________________________
               Fax: ________________________
               Attn: _______________________

     e) Entire Agreement; Modification. This Agreement and the Executive Severance Agreement of even date herewith, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto. In the event that terms in this Agreement conflict with the Executive Severance Agreement, the term(s) shall be interrupted most favorable to Employee.

     f) Duration. Notwithstanding the termination of the Employment Term and of Employee's employment by the Bank, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

     g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.


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     h)   Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjucated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     i) Joinder. Allegheny Bancshares, Inc. joins into this agreement as evidence and consent and agrees to employ employee as it's Executive Vice President and CEO without additional pay and on the terms and conditions herein.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                        Pendleton County Bank,
                                        a West Virginia Corporation


                                        By
                                           -------------------------------------
                                           President


                                        By
                                           -------------------------------------
                                           Chairman of the Board


                                        Allegheny Bancshares, Inc.


                                        By:
                                            ------------------------------------
                                            President


                                        By:
                                            ------------------------------------
                                            Chairman of the Board


                                        By:
                                            ------------------------------------
                                            Executive  William A. Loving, Jr.,
                                            CLBB


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                                   "EXHIBIT A"

                                 FRINGE BENEFITS

A) Term Life, Disability, and Health insurance, including family coverage in amounts in accordance with Bank's policies.

B)   Paid holidays in accordance with the Bank's policies.

C)   Paid vacation in accordance with Bank's policies..

D)   Participation, when eligible, in Bank's 401K or other retirement plans.

E) Participation in any Bonus Plan, if any, adopted by the Bank in accordance with its terms and conditions.

F) Bank will provide automobile for employee's use. Employee will be taxed, according to IRS rules and regulations, according to economic benefit provided.


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                                  MODIFICATION

                              EMPLOYMENT AGREEMENT

                          EXECUTIVE SEVERANCE AGREEMENT

          William A. Loving (Employee), and Pendleton Community Bank (Bank) and Allegheny Bancshares, Inc. hereby agree to modify that certain Employment Agreement between the parties dated September 30, 2003 ("Employment Agreement") and that certain Executive Severance Agreement between the parties also dated September 30, 2003 ("Executive Severance Agreement") as hereinafter set forth.

          1. Section 6 of the Employment Agreement is amended by adding the following paragraph at the end:

               Notwithstanding the above, if at the time of the Employee's termination from employment the Employee is a "specified employee" as defined under Section 409A of the Internal Code and regulations thereunder, any cash "Termination Compensation" due Employee during the first six months following the date of his termination shall be accumulated and paid in a lump sum on the first day of the seventh month following the termination of his employment. Except for these cash payments, all other Termination Compensation shall be made in accordance with the provisions of this Agreement.

          2. Paragraph 5(C)(b) of the Executive Severance Agreement 5(C) is amended by adding the following at its end:

          Notwithstanding the payment date set forth in the preamble to Paragraph 5(C), if Executive at the time of his termination is a "specified employee" as defined under Section 409A of the Internal Revenue Code and regulations thereunder, the cash severance benefit shall be deferred and paid as of the first day of the seventh month following Executive's termination.


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          3. Except as hereinabove amended the Employment Agreement and the
Executive Severance Agreement shall remain in full force and effect.

          In Witness Whereof, Employee, Bank and Allegheny Bancshares, Inc. has caused this Modification to be executed as of the 28th day of December, 2006.

                                        PENDLETON COMMUNITY BANK


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        ALLEGHENY BANCSHARES, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        WILLIAM A. LOVING, JR.


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